Exhibit 10.1

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into effective as of May 6, 2025, by and between BP3-SD5 5510 MOREHOUSE DRIVE LLC, a Delaware limited liability company (“Landlord”) and KURA ONCOLOGY, INC., a Delaware corporation (“Tenant”).

r e c i t a l s :

A. Landlord and Tenant entered into that certain Lease dated as of May 11, 2021 (the “Original Lease”), as amended by that certain Confirmation of Lease Terms dated September 17, 2021 (“Confirmation”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, in that certain building located at 5510 Morehouse Drive, San Diego, California 92121. The Original Lease, Confirmation and this First Amendment are hereinafter referred to collectively as the “Lease”.

B. Except as otherwise set forth herein, all capitalized terms used in this First Amendment shall have the same meaning as such terms have in the Lease.

C. The Lease by its terms shall expire on August 31, 2025 (the “Prior Termination Date”), and Landlord and Tenant desire to amend the Lease to extend the Term of the Lease, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Extension of Lease Term. The Term of the Lease is hereby extended for a period of two (2) months and shall expire on October 31, 2025 (“Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing immediately following the Prior Termination Date (“Extension Date”) and ending on the Extended Termination Date shall be referred to herein as the “Extended Term”.

2. Monthly Installment of Rent. During the Extended Term, the Monthly Installment of Rent and Annual Rent shall be payable as follows:

Lease Year/ Months	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
9/1/25 – 10/31/25	$310,138.80	$25,844.90	$4.86

All such Monthly Installment of Base Rent and Annual Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby.

3. Additional Rent. For the period commencing on the Extension Date and ending on the Extended Termination Date, Tenant shall pay all additional rent payable under the Lease, including Tenant’s Proportionate Share of Expenses and Taxes in accordance with the terms of the Lease, as amended hereby.

2. No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Remainder of Page Intentionally Left Blank; Signatures Follow]

First Amendment to Lease	-1-	GENESIS MOREHOUSE AT 5510 Kura Oncology, Inc.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"Landlord":
BP3-SD5 5510 MOREHOUSE DRIVE LLC, a Delaware limited liability company
By: /s/ W. Neil Fox, III
Name: W. Neil Fox, III Its: Chief Executive Officer

"Tenant":
KURA ONCOLOGY, INC., a Delaware corporation
By: /s/ Troy E. Wilson, Ph.D., J.D.
Name: Troy E. Wilson, Ph.D., J.D. Its: President and CEO

By: /s/ Kathleen Ford
Name: Kathleen Ford Its: COO

First Amendment to Lease	-2-	GENESIS MOREHOUSE AT 5510 Kura Oncology, Inc.